Exhibit

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously the independent accountants for Infinite Group, Inc., and on February 25, 2000 we reported on the consolidated financial statements of Infinite Group, Inc. and subsidiaries as of and for the two years ended December 31, 1999. On November 1, 2000 we informed Infinite Group, Inc. that we had merged with McGladrey & Pullen, LLP and we would no longer be the independent accountants of Infinite Group, Inc. We have read Infinite Group, Inc.'s statements included under Item 4 of its Form 8-K and we agree with such statements.


Buffalo, NY
November 1, 2000                        /s/ Freed Maxick Sachs & Murphy, PC


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